Exhibit 8.1

List of Subsidiaries

		Incorporation		Interest in voting capital at		Interest in total capital at
List of Subsidiaries		country	Activity	31/12/2013	31/12/2012	31/12/2013	31/12/2012
Banco Citicard S.A.	(Note 3e)	Brazil	Financial institution	100.00%	-	100.00%	-
CitiFinancial Promotora de Negócios e Cobrança S.A.	(Note 3e)	Brazil	Service	100.00%	-	100.00%	-
Banco Dibens S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Banco Itaú Veículos S.A.	(1)	Brazil	Financial institution	100.00%	100.00%	100.00%	99.99%
Banco Investcred Unibanco S.A.	(2)	Argentina	Financial institution	50.00%	50.00%	50.00%	50.00%
Banco Itaú Argentina S.A.		Portugal	Financial institution	100.00%	100.00%	100.00%	99.99%
Banco Itaú BBA International S.A.	(3)	Brazil	Financial institution	0.00%	99.99%	0.00%	99.99%
Banco Itaú BBA S.A.		Chile	Financial institution	99.99%	99.99%	99.99%	99.99%
Banco Itaú Chile		Brazil	Financial institution	99.99%	99.99%	99.99%	99.99%
Banco Itaú BMG Consignado S.A	(4) (Note 3d)	Luxembourg	Financial institution	70.00%	100.00%	70.00%	100.00%
Banco Itaú Europa Luxembourg S.A.		Paraguay	Financial institution	100.00%	99.99%	100.00%	99.99%
Banco Itaú Paraguay S.A.		Switzerland	Financial institution	99.99%	99.99%	99.99%	99.99%
Banco Itaú Suisse S.A.		Uruguay	Financial institution	100.00%	99.99%	100.00%	99.99%
Banco Itaú Uruguay S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Banco Itaucard S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Banco Itaucred Financiamentos S.A.	(5)	Brazil	Financial institution	0.00%	100.00%	0.00%	100.00%
Banco Itauleasing S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Cia. Itaú de Capitalização		Brazil	Capitalization	100.00%	99.99%	100.00%	99.99%
Dibens Leasing S.A. - Arrendamento Mercantil		Brazil	Leasing	100.00%	100.00%	100.00%	100.00%
Itaú Unibanco Veículos Administradora de Consórcios Ltda.	(6)	Brazil	Consortia administrator	100.00%	99.99%	100.00%	99.99%
Financeira Itaú CBD S.A. Crédito, Financiamento e Investimento	(2)	Brazil	Consumer finance credit	50.00%	50.00%	50.00%	50.00%
Hipercard Banco Múltiplo S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Itaú Administradora de Consórcios Ltda.		Hong Kong	Consortia administrator	100.00%	99.99%	100.00%	99.99%
Itaú Ásia Securities Ltd		Cayman Islands	Broker	100.00%	100.00%	100.00%	100.00%
Itau Bank, Ltd.	(7)	Colombia	Financial institution	100.00%	100.00%	100.00%	100.00%
Itau BBA Colombia S.A. Corporación Financiera		United Kingdom	Financial institution	99.99%	99.99%	99.99%	99.99%
Itaú BBA International PLC		United States	Financial institution	100.00%	99.99%	100.00%	99.99%
Itaú BBA USA Securities Inc.		Brazil	Broker	100.00%	100.00%	100.00%	100.00%
Itaú Companhia Securitizadora de Créditos Financeiros		Brazil	Securitization	100.00%	99.99%	99.98%	99.98%
Itaú Corretora de Valores S.A.		Brazil	Broker	100.00%	100.00%	100.00%	100.00%
Itaú Distribuidora de Títulos e Valores Mobiliários S.A.		Japan	Dealer	100.00%	100.00%	99.99%	99.99%
Itaú Japan Asset Management Limited		Arab Emirates	Asset management	100.00%	100.00%	100.00%	100.00%
Itaú Middle East Limited		Brazil	Advisory	100.00%	100.00%	100.00%	100.00%
Itaú Seguros S.A.		Brazil	Insurance	100.00%	100.00%	100.00%	100.00%
Itaú Unibanco Financeira S.A. - Crédito, Financiamento e Investimento	(8) (Note 3b)	Brazil	Consumer finance credit	100.00%	100.00%	100.00%	100.00%
Itaú Unibanco S.A.		Brazil	Financial institution	100.00%	100.00%	100.00%	100.00%
Itaú Unibanco Serviços e Processamento de Informações Comerciais Ltda.		Brazil	Technology services	100.00%	100.00%	100.00%	100.00%
Itaú Vida e Previdência S.A.		Brazil	Pension plan	100.00%	100.00%	100.00%	100.00%
Luizacred S.A. Soc. Cred. Financiamento Investimento	(2)	Brazil	Consumer finance credit	50.00%	50.00%	50.00%	50.00%
Redecard S.A. (Rede)		Brazil	Acquirer	100.00%	100.00%	100.00%	100.00%
Tarjetas Unisoluciones S. A. de Capital Variable		Mexico	Credit card administrator	100.00%	100.00%	100.00%	100.00%

(1)	New company name of Banco Fiat S.A.
(2)	Joint ventures previously proportionately consolidated, fully consolidated as of 01/01/2013.
(3)	Company merged on 02/01/2013 by Itaú BBA International Limited.
(4)	New company name of Banco Banerj S.A..
(5)	Company merged on 07/31/2013 by Itaú Unibanco S.A.
(6)	New company name of Fiat Administradora de Consórcios Ltda.
(7)	Does not include Redeemable Preferred Shares.
(8)	New company name of FAI - Financeira Americana Itaú S.A. - Crédito, Financiamento e Investimento.